MOORE STEPHENS

ELLIS FOSTER LTD.
Chartered Accountants
1650 West 1st Avenue
Vancouver, BC Canada V6J 1G1
Telephone: (604) 737-8117 Facsimile (604) 714-5916
E-Mail: generaldelivery@ellisfoster.com
Website: www.ellisfoster.com

CONSENT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders

ROLLTECH INC.

We hereby consent to the use of our audit report dated March 2, 2001 for the year ended December 31, 2000, which is incorporated by reference in this Form S-8 of Rolltech, Inc., and to all references to our firm in this Form S-8.

/s/ Moore Stephens Ellis Foster Ltd.
MOORE STEPHENS ELLIS FOSTER LTD.
Chartered Accountants
Vancouver, Canada
November 19, 2001